UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of Report (Date of earliest event reported):  March 19, 2012

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado (Address of principal executive offices)	80021 (Zip code)

720-888-1000

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Background

Following the completion of the acquisition of Global Crossing Limited on October 4, 2011 (the “Global Crossing Acquisition”), the Compensation Committee (the “Committee”) of the Board of Directors of Level 3 Communications, Inc. (the “Company”), undertook a review of the Company’s compensation arrangements in light of the following:

•      other companies, both competitors and non-competitors, may seek to target and attempt to recruit members of the Company’s key senior management, particularly during the integration of the Global Crossing Acquisition;

•      many members of the Company’s key senior management assumed greater roles with enhanced responsibilities given the significant increase in the size of the Company’s business as a result of the completion of the Global Crossing Acquisition;

•      the Committee’s determination to modify the companies identified as the Company’s peers that the Committee will use to evaluate the Company’s own compensation programs; and

•      the need to plan for an orderly transition and succession process of senior management.

In particular, the Committee’s review focused on whether modifications were needed to the Company’s compensation programs to enhance the Company’s ability to:

•      retain existing key senior management and ensure continued stability and continuity of the Company’s business,

•      motivate more effectively the Company’s existing key senior management, and attract high quality executive level talent, to meet the Company’s business goals and objectives; and

•      appropriately compensate the Company’s key senior management for achieving those business goals and objectives.

As a result of these considerations and objectives, the Committee determined that the adoption of certain strategic compensation arrangements was important to the Company’s continued short-term and long-term success and growth. At the recommendation of the Committee, effective March 19, 2012, the Company adopted two new benefit plans covering senior management (other than James Q. Crowe, the Company’s Chief Executive Officer):  the Key Executive Severance Plan (the “KESP”) and the 2012 Management Incentive and Retention Plan (the “MIRP”).  In addition, at the recommendation of the Committee, the Company and its subsidiary, Level 3 Communications, LLC, entered into an employment agreement with Mr. Crowe on the same date.  The terms of the KESP, MIRP and Mr. Crowe’s employment agreement, are summarized below.

Key Executive Severance Plan

The Company adopted the KESP to provide severance and welfare benefits to each eligible executive who is involuntarily terminated from employment by the Company without cause or who voluntarily terminates employment with good reason.  Participants in the KESP will include senior members of management designated by the Committee, including each of the Company’s current named executive officers, other than Mr. Crowe (the “NEO Participants”).  The NEO Participants are Jeff K. Storey, Charles C. Miller, III, Sunit S. Patel and Thomas C. Stortz.

An NEO Participant in the KESP will be entitled to the following severance benefits upon a termination of employment by the Company without cause or by the NEO Participant with good reason:  (i) a prorated bonus for the year of termination based on the NEO Participant’s most recent target annual bonus, (ii) two times the sum of the

NEO Participant’s base salary and most recent target annual bonus, (iii) continued medical and dental insurance coverage under the Company’s plans for the greater of (x) twenty-four months and (y) the period during which the NEO Participant and his dependants are eligible to elect COBRA continuation coverage, (iv) a lump sum cash payment equal to the Company-paid portion of such medical and dental insurance coverage for twenty-four months, (v) reimbursement of up to $10,000 for the cost of outplacement services, and (vi) vesting of a portion of the NEO Participant’s equity-based awards.  If an NEO Participant is not retirement-eligible under the Company’s retirement benefit at the time of termination, such accelerated vesting will apply to that portion of the NEO Participant’s equity awards that would have vested during the twelve-month period following such termination.  If an NEO Participant is retirement-eligible, such accelerated vesting will apply to all of such NEO Participant’s equity awards, which currently consist of RSUs and OSOs.  An NEO Participant’s vested OSOs will settle on the respective settlement date, as provided in the applicable OSO award agreement. However, with respect to performance-vested awards, if any (which do not include OSOs), such accelerated vesting of equity awards will apply only to the extent that the applicable performance criteria are satisfied as of such termination based on pro-forma performance over the entire performance period extrapolated from the first date of the performance period through the date of termination.

Participation in the KESP is conditioned upon the execution of a restrictive covenant agreement containing customary covenants of noncompetition, nonsolicitation, and nondisparagement.  All severance benefits under the KESP are also conditioned upon the NEO Participant’s execution of a general release of claims against the Company.

Pursuant to the terms of the Stock Plan, all equity awards currently held by the NEO Participants vest upon a change in control of the Company regardless of whether a termination occurs.  Pursuant to the KESP, all future equity awards held by each NEO Participant will vest upon a change in control of the Company regardless of whether a termination occurs; provided, that with respect to performance-vested awards, if any (which do not include OSOs), such vesting under the KESP will apply only to the extent that the applicable performance criteria are satisfied as of such change in control based on pro-forma performance over the entire performance period extrapolated from the first date of the performance period through the change in control.

No amendments may be made to the KESP that are adverse to the interests of any participant, without the participant’s consent, within the period of time commencing on the date on which the Company enters into any agreement, the consummation of which would result in a change in control of the Company, and the earlier of the termination of such agreement and the second anniversary of the resulting change in control.  Any other adverse amendment made to the KESP not in connection with a change in control will give rise to good reason for a participant to terminate employment and receive severance benefits under the KESP.

The description of the KESP contained herein is qualified in its entirety by reference to the actual KESP (and related exhibits thereto), filed herewith as Exhibit 10.1.

2012 Management Incentive and Retention Plan

The Committee adopted the MIRP to provide a means to encourage key management personnel to remain employed with the Company or one of its subsidiaries and to reward the achievement of established performance criteria.  Participants in the MIRP will include a small number of senior members of management designated by the Committee, other than Mr. Crowe, including each of the NEO Participants, Jeff K. Storey, Charles C. Miller, III, Sunit S. Patel and Thomas C. Stortz.

The MIRP provides an opportunity to receive two types of awards:  a retention award and an incentive award.  NEO Participants’ retention and incentive awards will both have a cash component and an equity component.  The equity component will be granted in the form of RSUs under the Stock Plan.

Retention Award

The amount of the cash retention award will equal a percentage (in the case of each NEO Participant, 150%) of the participant’s base salary in effect as of April 1, 2012, and will be paid in two equal installments, in both cases contingent upon the NEO Participant’s continued employment by the Company or any of its subsidiaries on the applicable payment date.  The first installment will be paid as part of the NEO Participant’s final paycheck in 2012, and the second installment will be paid as part of the final paycheck in 2013.

The number of RSUs granted to each participant as an equity retention award will equal a percentage (in the case of each NEO Participant, 150%) of the number of RSUs granted to him or her during the Company’s annual grant cycle in 2012.  These RSUs will vest and settle in shares of the Company’s common stock in two equal tranches, in each case contingent upon the NEO Participant’s continued employment by the Company or any of its subsidiaries on the vesting date.  The first tranche will vest and settle in January 2013, and the second tranche will vest and settle in January 2014.

Upon a termination of an NEO Participant’s employment by the Company without cause, or by the NEO Participant with good reason on or following a change in control of the Company, such NEO Participant’s retention award will become immediately vested and payable in full, subject to the NEO Participant’s execution of a general release of claims against the Company.

The following table illustrates the retention awards for each of the NEO Participants based on their current base salaries as of the date hereof and their anticipated 2012 RSU award levels.

Named Executive Officer	2012 Base Salary ($)	Multiplier (%)	Total Cash Retention Award ($)	2012 RSU Award Level (#)	Multiplier (%)	Total RSU Retention Award (#)
Jeff K. Storey	650,000	150	975,000	75,000	150	112,500
Charles C. Miller, III	575,000	150	862,500	50,000	150	75,000
Sunit S. Patel	575,000	150	862,500	50,000	150	75,000
Thomas C. Stortz	575,000	150	862,500	50,000	150	75,000

Incentive Award

The value of both the cash component and the equity component of each NEO Participant’s incentive award will be based upon the amount by which the Company’s 2013 Adjusted EBITDA (as that term is defined and determined below) exceeds the benchmark level of $1.328 billion, which represents the Company’s fourth quarter 2011 Adjusted EBITDA performance measured after the completion of the fourth quarter 2011 on a run rate basis (“Benchmark EBITDA”).  2013 Adjusted EBITDA will be determined by the Compensation Committee during the first quarter of 2014, and any earned incentive awards will be payable in 2014.  Absent a change in control, the payment of any incentive award under the MIRP is contingent upon the NEO Participant’s continued employment by the Company or any of its subsidiaries on the date of the payment in 2014.

With respect to both components of the incentive award opportunity, if 2013 Adjusted EBTIDA does not exceed Benchmark EBITDA by more than 19%, then no NEO Participant will be entitled to payment of any portion of his incentive award.

If 2013 Adjusted EBITDA exceeds Benchmark EBITDA by more than 19%, then the amount of the cash incentive award opportunity for each NEO Participant will range from 75% to 300% of the NEO Participant’s base salary in effect as of April 1, 2012, and the value of the equity incentive award opportunity for each NEO Participant will range from 75% to 300% of the number of RSUs granted to him during the Company’s annual grant cycle in 2012.  With respect to both the cash and equity components, the maximum opportunity will be paid only to the extent that such increase is at least 57%.  After the Committee’s determination of the increase in 2013 Adjusted EBITDA over Benchmark EBITDA, any earned equity incentive award will be settled in the form of RSUs.  Such RSUs will be fully vested upon grant and will settle promptly after the grant in shares of the Company’s common stock in 2014.

All outstanding incentive awards held by an NEO Participant who remains employed by the Company as of a change in control of the Company will become payable or settled in RSUs, as applicable, immediately prior to such change in control, in each case assuming a 34% improvement in 2013 Adjusted EBITDA over Benchmark EBITDA.

The following table summarizes the incentive award opportunities for each of the NEO Participants.

2013 Adjusted EBITDA Improvement over Benchmark EBITDA	Cash Incentive Award	Equity Incentive Award
Less than or equal to the 19% minimum improvement	$0	0 RSUs
Greater than 19% to 57% or more improvement	Range of 75% to 300% of Base Salary	Range of 75% to 300% of 2012 RSU Award Level

Determination of 2013 Adjusted EBTIDA

For purposes of the MIRP, the Compensation Committee will determine, in its discretion, 2013 Adjusted EBITDA on a run rate basis during the first quarter of 2014, first by normalizing Adjusted EBITDA for the fourth quarter of 2013, and then by multiplying such amount by four to determine full-year 2013 Adjusted EBITDA.  The Compensation Committee will start with Adjusted EBITDA, which means the Company’s net income (loss) from the Company’s Consolidated Statements of Operations before income taxes, total other income (expense), non-cash impairment charges, depreciation and amortization and non-cash stock compensation expense (other than non-cash stock compensation expenses relating to bonus payments made in the form of stock for 2013 bonus payments), on a consolidated basis as the accounting elements constituting Adjusted EBITDA are determined in accordance with generally accepted accounting principles and consistent with past practice.

The description of the MIRP contained herein is qualified in its entirety by reference to the actual KESP (and related exhibits thereto), filed herewith as Exhibit 10.2.

James Q. Crowe Employment Agreement

The employment agreement with Mr. Crowe has a term ending December 31, 2014.   Prior to entering into this employment agreement with the Company, Mr. Crowe, who has been the Chief Executive Officer of the Company since August 1997, a director of the Company since June 1993, and President of the Company from August 1997 until July 2000, was not a party to an employment agreement with the Company.

Pursuant to the employment agreement, Mr. Crowe will receive a minimum annual base salary of $1.25 million and an annual target bonus opportunity equal to 200% of his base salary, with the actual bonus payment to be determined by the Committee in its sole discretion.  However, in the event that individuals who are not currently directors of the Company become, and constitute a majority of, members of the Committee, Mr. Crowe will be entitled to a minimum annual bonus equal to 50% of the annual target bonus opportunity (i.e., an amount equal to Mr. Crowe’s annual base salary).  In addition to being entitled to employee benefits to which similarly situated employees of the Company are entitled, Mr. Crowe will also be entitled to continued personal use of the Company’s aircraft (consistent with the Company’s current policies and practices) and reimbursement of up to a maximum amount of $100,000 for premiums for life insurance and/or long term disability insurance.

Pursuant to the employment agreement, the Company granted to Mr. Crowe a total of 900,000 restricted stock units (“RSUs”) on March 19, 2012, and will grant to him 450,000 outperform stock options (“OSOs”) on April 1, 2012, each under the Level 3 Communications, Inc. Stock Plan (the “Stock Plan”). Mr. Crowe will become vested in the restricted stock units as follows: one third on December 31, 2012; one third on December 31, 2013; and one third on December 31, 2014.  Mr. Crowe will become vested in his OSOs on December 31, 2014.

Upon termination of Mr. Crowe’s employment by the Company without “cause” or by Mr. Crowe with “good reason,” Mr. Crowe will be entitled to any awarded and unpaid annual bonus in respect of any completed fiscal year, cash severance equal to his base salary and annual bonuses (based on the annual target bonus) for the remaining employment term (i.e., until December 31, 2014), and two years of continued access to the Company’s health plans.  In addition, upon termination of employment by the Company without “cause” or by Mr. Crowe with “good reason,” Mr. Crowe will become immediately vested in all of his then-unvested equity-based awards that were awarded pursuant to the employment agreement.  Mr. Crowe’s vested restricted stock units will settle and be paid immediately and his vested OSOs will settle on December 31, 2014.

Upon termination of Mr. Crowe’s employment with the Company due to his death or disability, Mr. Crowe (or, in the event of his death, Mr. Crowe’s beneficiaries) will be entitled to any awarded and unpaid annual bonus in respect of any completed fiscal year, continued base salary through the last day of the month in which such death or disability occurs and a prorated annual bonus (based on his target annual bonus) for the then-current fiscal year.  In addition, Mr. Crowe will become immediately vested in all of his then-unvested equity-based awards that were awarded pursuant to the employment agreement.  Mr. Crowe’s vested RSUs will settle and be paid immediately and his vested OSOs will settle on December 31, 2014.

In the event of Mr. Crowe’s voluntary termination of employment (without “good reason”) that constitutes a “qualifying retirement” under the Company’s generally applicable retirement policy, Mr. Crowe will be entitled to any awarded and unpaid annual bonus in respect of any completed fiscal year, base salary through the last day of the month in which such retirement occurs, a prorated annual bonus (based on the annual target bonus) for the then-current fiscal year, and two years of continued access to the Company’s health plans.  In addition, Mr. Crowe will be entitled to vesting of a prorated portion of his then unvested equity-based awards that were awarded pursuant to the employment agreement.  Mr. Crowe’s vested RSUs will settle and be paid immediately and his vested OSOs will settle on December 31, 2014.

Payment of any severance benefits are subject to the execution by Mr. Crowe of a general release.  Mr. Crowe’s employment agreement also required that he concurrently enter into a restrictive covenant agreement containing customary non-competition, non-solicitation, and non-disparagement obligations that are applicable through December 31, 2014.  Mr. Crowe has also entered into a confidentiality agreement, dated March 19, 2012, that contains customary confidentiality and intellectual property assignment provisions and is incorporated by reference into his restrictive covenant agreement.  If Mr. Crowe’s employment terminates after December 31, 2013, or his termination constitutes a qualifying retirement, the Company may extend the period of such obligations for one additional year until December 31, 2015, by paying Mr. Crowe additional severance benefits.  The form of such additional severance benefits will be selected by the Company, in its sole discretion, and will be either (i) cash in the amount of $12,000,000 or (ii) cash in the amount of $3,750,000 as well as 300,000 RSUs and 150,000 OSOs, each of which would become vested and settled on December 31, 2015.

The description of Mr. Crowe’s employment agreement and equity awards contained herein is qualified in its entirety by reference to the actual agreement (and related exhibits thereto), filed herewith as Exhibit 10.3.

Item 9.01. Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired

None

(b)      Pro Forma Financial Information

None

(c)      Shell Company Transactions

None

(d)      Exhibits

10.1         Key Executive Severance Plan.

10.2         2012 Management Incentive and Retention Plan

10.3         Employment Agreement, dated as of March 19, 2012, by and among Level 3 Communications, Inc., Level 3 Communications, LLC and James Q. Crowe.

10.4         Restrictive Covenant Agreement, dated as of this March 19, 2012 by and between Level 3 Communications, Inc., together with its direct and indirect subsidiaries, and James Q. Crowe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

	By:	/s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date: March 23, 2012

Exhibit Index

Exhibit	Description

10.1	Key Executive Severance Plan

10.2	2012 Management Incentive and Retention Plan

10.3	Employment Agreement, dated as of March 19, 2012, by and among Level 3 Communications, Inc., Level 3 Communications, LLC and James Q. Crowe.

10.4	Restrictive Covenant Agreement, dated as of this March 19, 2012 by and between Level 3 Communications, Inc., together with its direct and indirect subsidiaries, and James Q. Crowe.